UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2018

PEN INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1598792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 Brickell Avenue, Suite 1550, Miami Florida 33131

(Address of principal executive offices) (Zip Code)

(844) 736-6266

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2018, our wholly-owned subsidiary PEN Brands LLC entered into the fourth amendment to its Loan and Security Agreement with MBank. The amendment permits the borrower to request up to three advances of not more than $200,000 each supported by certain qualifying purchase orders. Each purchase order advance is to be repaid in not less than 30 days. No subsequent request can be made until any prior purchase order advance has been repaid. Two of our officers and directors have personally guaranteed repayment of purchase order advances. The fourth amendment also changes the maturity date from April 4, 2018 to July 3, 2018. That date becomes the date for an automatic one-year renewal unless either the lender or the borrower gives notice of non-renewal. Other terms and conditions of the agreement remain the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEN Inc.

Date: April 3, 2018	By:	/s/ Jeanne M Rickert
Secretary